EXHIBIT 10.11
                                     RELEASE

         I, ROBERT H. BLAKE, III, a citizen and resident of Craven County, North Carolina, for and in consideration of the Company's payment to me of the sum of $7,679.98, which is the equivalent of what my gross salary would have been for the period December 5 to December 31, 1999, (subject to all normal withholdings) (the "Payment") as more fully set forth below, agree as follows:

         1. Definition of Company. In this Release the word "Company" means not only Atlantic Integrated Health Incorporated, the company by which I am or was employed but also any parent and subsidiary corporations, any affiliated entities whether or not incorporated, employees, agents, representatives (including without limitation, attorneys), officers, directors and shareholders of all such entities and any person or entity which may succeed to the rights and/or liabilities of such entities or persons by assignment or otherwise.

         2. Consideration. I acknowledge that the Payment shall be paid to me (net of normal withholdings) simultaneously with my execution of this Release. I further acknowledge that the Payment to me is not required under the Company's standard policies and I know of no circumstance other than my agreeing to the terms of this Release which would require the Company to provide such consideration. The following are additional consideration for this Release:

         A. I further acknowledge that the Company shall pay to me reimbursement for legitimate business expenses which I incurred in the course of my employment with Company and for which I provide evidence satisfactory to Company, in Company's sole discretion. I shall provide such evidence within thirty (30) days of the date of this Agreement, and Company shall pay reimbursement of approved expenses within thirty (30) days thereafter.

         B. The parties agree that I shall provide consulting services to Company, as an independent contractor, for the period from December 17, 1999 through March 31, 2000. I will be available to Company by telephone, and in person if reasonably necessary and with reasonable advance notice, on weekdays, during regular business hours of 8:30 a.m. to 5:00 p.m., for consultation regarding my former duties and responsibilities with Company and my areas of knowledge and expertise with regards to Company's business. I will be compensated for such services in three payments of $8,320.00 each, which payments shall be made on the 31st of January, 29th of February and 31st of March, 2000. All expenses I incur in performing the required services will be at my cost and expense, unless such expenses are preauthorized in writing by Company. I shall be an independent contractor and not an employee with respect to the Company, and I shall have all of the rights and duties, and all of the discretion, normally associated with such relationship. In the event that I am not reasonably available as agreed, and fail to provide services as agreed, Company may terminate this consulting arrangement immediately, and, upon such termination shall be obligated for payment under this paragraph 2.B. only through the date of termination.

         C. Company shall pay to me the additional sum of $1,920.00 which is my gross compensation for one week unused vacation.

         3. Release. I hereby release, acquit and forever discharge on behalf of myself and my family, heirs, executors, legal representatives and assigns, now and forever, the Company from and waive any claim that I have presently or may have hereafter, arising upon or by reason of any matter, cause or thing whatsoever with respect to my employment with the Company and/or my termination from employment occurring at any time through and including the date of this Release, but excluding only the following: (i) any salary, commissions, or other compensation owed to me or earned by me through the date of my termination by the Company, (ii) my right to reimbursement from the Company for any expenses incurred by me as an employee of the Company through the date of my termination by the Company, (iii) claims I may have to the payment of the Payment, (iv) any claims that I may have in connection with any lawsuit or hearing of any kind by a third party in which I am joined as a defendant and which arises out of any transactions involving the Company which occurred during the term of my employment (and by execution of this Release, I expressly deny any knowledge of any such pending or threatened litigation or any actions on my part that may give rise to such litigation) (hereafter referred to as "Claims"), and (v) any claims that I may have arising solely out of my provision of consulting services to Company as provided in paragraph 2 herein.

         4. Extent of Release of Claims. This Release shall be valid as to and whether any Claims arise under any federal, state or local statute, including, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans With Disabilities Act of 1990, the Employment Retirement Income Security Act of 1974, any amendments to the foregoing, and all other statutes regulating the terms and conditions of my employment, any regulation or ordinance under the common law or in equity, including any Claims for wrongful discharge or otherwise, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and myself, with the exception of all statutes governing unemployment compensation which claims are not waived hereby.

         5. Termination. I agree that my last day of employment with the Company was or will be December 16, 1999.

         6. Restrictions. I have not filed nor will I initiate or cause to be initiated on my behalf any complaint, charge, claim or proceeding against the Company regarding any Claims before any local, state or federal agency, court or other body related to my employment or the termination thereof (each individually a "Proceeding"), nor will I participate in any Proceeding. I waive any rights I may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any EEOC Proceeding. I understand that by entering into this Release, I will be limiting the availability of certain remedies that I may have against the Company and limiting also my ability to pursue certain claims against the Company.

         7. Confidentiality. I will keep the terms of this Release and the terms of the Payment to me strictly secret and confidential.

         8. Company Property. I warrant and represent that I do not have any property of the Company in my possession nor under my control.

         9. Default. If I initiate or participate in any Proceedings as defined above, or if I otherwise fail to abide by any of the terms of this Release, the Company may reclaim any amounts paid hereunder, without waiving the release granted herein, and, in addition, may pursue any other remedies the Company may have.

         10. Advice of Counsel. Company hereby advises me that I have the right to consult with an attorney prior to the execution of this Release, and I acknowledge that I have conferred with counsel regarding this Release.

         11. Severability. Should any provision or part of this Release be found to be invalid or unenforceable, only that particular provision or part so found and not the entire Release shall be inoperative.

         12. Evidence. This Release may be used by the Company as evidence in any proceeding relating to my employment or the termination thereof. I waive all objections as to its form.

         13. Free Will. I am entering into this Release of my own free will. The Company has not exerted any undue pressure or influence on me in this regard. I have had reasonable time to determine whether entering into this Release is in my best interests.

         14. Non-Admission. Nothing contained in this Release, including without limitation, payment of the Payment, shall be deemed or construed as an admission of wrongdoing or liability on the part of the Company, by whom wrongdoing and liability is expressly denied.

         15. Entire Agreement. I acknowledge that no promise, inducement or agreement not herein expressed has been made to me and that this Release contains all terms and memorializes all agreements between the Company and me with regard to the subject matter hereof and that the terms of this Release are contractual and not a mere recital.

         16. Governing Law. This Release shall be construed in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, I have freely and voluntarily executed and sealed this Release on the date set forth below.





/s/ Beth F. Atkins                    Robert H. Blake                     (SEAL)
-----------------------------------   ------------------------------------
Witness                               Robert H. Blake, III


                                      Date:  December 16, 1999


         THE UNDERSIGNED, executes this Agreement to acknowledge and agree to the consideration set forth herein and the provisions of paragraph 2.B. regarding consulting services to be provided to Company, and to agree to keep the terms of this Release and the Payment strictly confidential.

                                         ATLANTIC INTEGRATED HEALTH
                                         INCORPORATED



                                         By:   J. Philip Mahaney MD
                                            ------------------------------------
                                         TITLE:  President
                                                --------------------------------